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                  PREFERRED LIFE INSURANCE COMPANY OF NEW YORK
                        152 West 57th Street, 18th Floor
                            New York, New York 10019

This Certificate is a legal contract between the Certificate Owner (referred to in this Certificate as you and your) and Preferred Life Insurance Company of New York (Preferred Life) (herein referred to as we, us and our). We will make Annuity Payments and pay other benefits as set forth in this Certificate, subject to its provisions.

This Certificate is issued in consideration of the attached application and of the payment of the initial Purchase Payment. This Certificate is delivered in, and is governed by, the laws of the state of New York.

                         READ YOUR CERTIFICATE CAREFULLY

RIGHT TO EXAMINE: This Certificate may be returned within 10 days after you receive it. It can be mailed or delivered to either us or the agent who sold it. Return of this Certificate by mail is effective on being postmarked, properly addressed and postage prepaid. The returned Certificate will be treated as if we had never issued it. We will promptly refund the Certificate Value as of the date of surrender. This may be more or less than the Purchase Payments. We have the right to allocate payments to the Money Market Fund until the expiration of the Right to Examine period. If we so allocate payments, we will refund the greater of the Purchase Payments, less any surrenders, or the Certificate Value.

This is a Variable Annuity Certificate with Annuity Payments and Certificate Values increasing or decreasing depending on the experience of the Variable Account which is set forth in the Certificate Schedule.

Signed by the Company:

/s/MICHAEL T. WESTERMEYER                                 /s/THOMAS J. LYNCH
      ---------                                                ---------
      Secretary                                                President

                        FLEXIBLE PAYMENT VARIABLE ANNUITY
                                NONPARTICIPATING

Annuity payments will not decrease as long as the investment return of the variable account assets equals or exceeds 6.4% (assuming a 5% Assumed Investment Return) on an annual basis. Variable Account expenses consist of a Mortality and Expense Risk Charge, an Administrative Charge, a Distribution Expense Charge, a Certificate Maintenance Charge, and Transfer Fees. These are shown on the Certificate Schedule Page. The variable provisions can be found on pages 4, 5, 6, and 15 of this Certificate.



P30046

                                TABLE OF CONTENTS

RIGHT TO EXAMINE..................................................................................................1
CERTIFICATE SCHEDULE..............................................................................................i
DEFINITIONS.......................................................................................................2
PURCHASE PAYMENTS.................................................................................................4
         PURCHASE PAYMENTS........................................................................................4
         CHANGE IN PURCHASE PAYMENTS..............................................................................4
         NO DEFAULT...............................................................................................4
         ALLOCATION OF PURCHASE PAYMENTS..........................................................................4
VARIABLE ACCOUNT..................................................................................................4
         THE VARIABLE ACCOUNT.....................................................................................4
         VALUATION OF ASSETS......................................................................................5
         ACCUMULATION UNITS.......................................................................................5
         ACCUMULATION UNIT VALUE..................................................................................5
         NET INVESTMENT FACTOR....................................................................................5
         MORTALITY AND EXPENSE RISK CHARGE........................................................................5
         ADMINISTRATIVE CHARGE....................................................................................5
         DISTRIBUTION EXPENSE CHARGE..............................................................................6
         MORTALITY AND EXPENSE GUARANTEE..........................................................................6
CERTIFICATE VALUE.................................................................................................6
CERTIFICATE MAINTENANCE CHARGE....................................................................................6
TRANSFERS.........................................................................................................6
SURRENDER PROVISIONS..............................................................................................7
         SURRENDERS...............................................................................................7
         CONTINGENT DEFERRED SALES CHARGE.........................................................................7
PROCEEDS PAYABLE ON DEATH.........................................................................................8
         DEATH OF CERTIFICATE OWNER DURING THE ACCUMULATION PERIOD................................................8
         DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD......................................................8
         DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD.....................................................8
         DEATH OF CERTIFICATE OWNER DURING THE ANNUITY PERIOD.....................................................8
         DEATH OF ANNUITANT.......................................................................................8
         PAYMENT OF DEATH BENEFIT.................................................................................9
         BENEFICIARY..............................................................................................9
         CHANGE OF BENEFICIARY....................................................................................9
SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION......................................................................9
CERTIFICATE OWNER, ANNUITANT, ASSIGNMENT PROVISIONS..............................................................10
        CERTIFICATE OWNER........................................................................................10
        JOINT OWNER..............................................................................................10
        ANNUITANT................................................................................................10
        ASSIGNMENT OF A CERTIFICATE..............................................................................10
ANNUITY PROVISIONS...............................................................................................10
         GENERAL.................................................................................................10
         INCOME DATE.............................................................................................10
         SELECTION OF AN ANNUITY OPTION..........................................................................11
         ANNUITY OPTIONS.........................................................................................11
               OPTION 1 - LIFE ANNUITY...........................................................................11
               OPTION 2 - LIFE ANNUITY WITH 60, 120, 180, OR 240 MONTHLY ANNUITY
               PAYMENTS GUARANTEED...............................................................................11
               OPTION 3 - JOINT AND LAST SURVIVOR ANNUITY........................................................11
               OPTION 4 - JOINT AND LAST SURVIVOR ANNUITY WITH 60, 120, 180, OR 240 MONTHLY ANNUITY PAYMENTS GUARANTEED   11
               OPTION 5 - REFUND LIFE ANNUITY...................................................................12
         ANNUITY.................................................................................................12
         FIXED ANNUITY...........................................................................................12
         VARIABLE ANNUITY........................................................................................15
GENERAL PROVISIONS...............................................................................................18
         THE CONTRACT............................................................................................18
         NON-PARTICIPATING IN SURPLUS............................................................................18
         INCONTESTABILITY........................................................................................18
         MISSTATEMENT OF AGE OR SEX..............................................................................18
         CERTIFICATE SETTLEMENT..................................................................................18
         REPORTS.................................................................................................18
         TAXES...................................................................................................18
         EVIDENCE OF SURVIVAL....................................................................................18
         PROTECTION OF PROCEEDS..................................................................................18
         MODIFICATION OF CERTIFICATE.............................................................................19

                              CERTIFICATE SCHEDULE

CERTIFICATE OWNER:                [John Doe]                  CERTIFICATE NUMBER:                [GA687456]

JOINT OWNER:                      [Jane Doe]                  ISSUE DATE:                        [04/15/96]

ANNUITANT:                        [John Doe]                  INCOME DATE:                       [04/15/06]

PURCHASE PAYMENTS:
         INITIAL PURCHASE PAYMENT:                     [$25,000]

         MINIMUM SUBSEQUENT
                  PURCHASE PAYMENT:                    [$250 or $100 if you have selected AIP]

         MAXIMUM TOTAL
                  PURCHASE PAYMENTS:                   [$1 million; higher amounts may be accepted with
                                                       our prior approval]

         ALLOCATION GUIDELINES:

               [1. Currently, you can select 10 of the Funds including the Fixed Account, at any one time.

               2. If allocations are made in percentages, whole numbers must be used.

               3. If the initial Purchase Payment and the forms required to issue a Certificate are in good order, the initial Purchase Payment will be credited to your Certificate within two (2) business days after receipt at the Valuemark Service Center. Additional Purchase Payments will be credited to your Certificate as of the Valuation Period when they are received in good order.]

VARIABLE ACCOUNT: [Preferred Life Variable Account C]

ELIGIBLE INVESTMENTS:
 [Franklin Valuemark Funds:]

[CAPITAL GROWTH FUND]
[GLOBAL HEALTH CARE SECURITIES FUND]
[GLOBAL UTILITIES SECURITIES FUND]
[GROWTH AND INCOME FUND]
[HIGH INCOME FUND]
[INCOME SECURITIES FUND]
[MONEY MARKET FUND]
[MUTUAL DISCOVERY SECURITIES FUND]
[MUTUAL SHARES SECURITIES FUND]
[NATURAL RESOURCES SECURITIES FUND]
[REAL ESTATE SECURITIES FUND]
[RISING DIVIDENDS FUND]
[SMALL CAP FUND]
[TEMPLETON DEVELOPING MARKETS EQUITY FUND]
[TEMPLETON GLOBAL ASSET ALLOCATION FUND]
[TEMPLETON GLOBAL INCOME SECURITIES FUND]
[TEMPLETON GLOBAL GROWTH FUND]
[TEMPLETON INTERNATIONAL EQUITY FUND]
[TEMPLETON INTERNATIONAL SMALLER COMPANIES  FUND]
[TEMPLETON PACIFIC GROWTH FUND]
[U.S. GOVERNMENT SECURITIES FUND]
[VALUE SECURITIES FUND]



Preferred Life General Account:

PREFERRED LIFE FIXED ACCOUNT (is part of the Preferred Life General Account)

MORTALITY AND EXPENSE RISK CHARGE: During the Accumulation and Annuity Periods, the Mortality and Expense Risk Charge is equal on an annual basis to [1.20%] of the average daily net asset value of the Variable Account. We may decrease this charge, but we may not increase it.

ADMINISTRATIVE CHARGE: Equal on an annual basis to .15% of the average daily net asset value of the Variable Account.

DISTRIBUTION EXPENSE CHARGE:           None

CERTIFICATE MAINTENANCE CHARGE: The Certificate Maintenance Charge is currently $40.00 each Certificate Year. The Certificate Maintenance Charge will be deducted from the Certificate Value on each Certificate Anniversary while this Certificate is in force. However, during the Accumulation Period, if your Certificate Value on a Certificate Anniversary is at least [$100,000], then no Certificate Maintenance Charge will be deducted. If a total surrender is made on other than a Certificate Anniversary and your Certificate Value for the Valuation Period during which the total surrender is made is less than [$100,000], the full Certificate Maintenance Charge will be deducted at the time of the total surrender. The Certificate Maintenance Charge will be deducted from the Funds and the Fixed Account in the same proportion that the amount of the Certificate Value in each Fund and/or Fixed Account bears to the total Certificate Value. During the Annuity Period, the Certificate Maintenance Charge will be collected pro rata from each Annuity Payment. We may decrease this charge, but we may not increase it. In the event you own more than one Certificate issued by us, we will determine the total Certificate Value for all such Certificates. If the total of all such Certificate Values is at least [$100,000], we will not assess the Certificate Maintenance Charge. If the Certificate Owner is not a natural person, we will look to the Annuitant in determining the foregoing.

TRANSFERS:

     NUMBER OF FREE TRANSFERS PERMITTED: You are allowed no less than [12] free transfers each Certificate Year. In no instance will this be less than 12. This applies to transfers prior to and after the Income Date.

     TRANSFER FEE: For each transfer in excess of the Free Transfers Permitted, the Transfer Fee is the lesser of $25 or 2% of the amount transferred. Transfers made at the end of the Right to Examine period by us and any transfers made pursuant to a regularly scheduled transfer will not be counted in determining the application of the Transfer Fee.

     MINIMUM AMOUNT TO BE TRANSFERRED: [$1,000] (from any Fund or the Fixed Account) or your entire interest in the Fund or the Fixed Account, if less. This requirement is waived if the transfer is pursuant to a pre-scheduled transfer.

SURRENDERS:

     CONTINGENT DEFERRED SALES CHARGE: None

     FREE SURRENDER AMOUNT: All withdrawals are free of Contingent Deferred Sales Charges.

     Systematic Withdrawals are available on a monthly or quarterly basis. We reserve the right to modify the eligibility rules at any time, without notice.

     If you have a Qualified Certificate, you can elect the Minimum Distribution Program with respect to your Certificate. Withdrawals will be made on a monthly or quarterly basis. Such payments will be designed to meet the applicable minimum distribution requirements imposed by the Internal Revenue Code on Qualified Certificates. You cannot elect both the Systematic Withdrawal Option and the Minimum Distribution Program in the same Certificate Year.

     MINIMUM PARTIAL SURRENDER: [$500]

     MINIMUM CERTIFICATE VALUE WHICH MUST REMAIN IN THE CERTIFICATE AFTER A PARTIAL SURRENDER: [$5,000]

FIXED ACCOUNT INITIAL RATE:  [3%]
         We guarantee this rate for one year from the Issue Date.

RIDERS:
         [Individual Retirement Annuity Endorsement]
         [Roth Individual Retirement Annuity Endorsement]
         [403 (b) Endorsement]
         [Enhanced Death Benefit Endorsement (Traditional)]
         [Enhanced Death Benefit Endorsement]
         [Unisex Endorsement]
         [Declared Interest Rate Fixed Account Endorsement]
         [Pension Plan Death Benefit Endorsement]
         [Charitable Remainder Trust Endorsement]
         [Pension Plan and Profit Sharing Plan Endorsement]



SERVICE OFFICE:   VALUEMARK SERVICE CENTER
                            [300 Berwyn Park
                            P.O. Box 3031
                            Berwyn, PA 19312-0031
                            800-624-0197]





                                   DEFINITIONS

ACCUMULATION UNIT: An accounting unit of measure used to calculate the Certificate Value prior to the Income Date.

ACCUMULATION PERIOD: The period prior to the Income Date during which you can make Purchase Payments.

ADJUSTED CERTIFICATE VALUE: The Certificate Value less any applicable Premium Tax. This amount is applied to the applicable Annuity Table to determine the initial Annuity Payment.

AGE:  Age last birthday unless otherwise specified.

ANNUITANT: The natural person upon whose continuation of life any Annuity Payment involving life contingencies depends. You may change the Annuitant at any time prior to the Income Date unless the Certificate Owner is a non-individual. On or after the Income Date, any reference to Annuitant shall also include any Joint Annuitant.

ANNUITY OPTION: An arrangement under which Annuity Payments are made under this Certificate.

ANNUITY PAYMENTS: The series of payments made to you or any named payee after the Income Date under the Annuity Option selected.

ANNUITY PERIOD: The period of time beginning on the Income Date during which Annuity Payments are made.

ANNUITY RESERVE: The assets which support the Annuity Option you have selected during the Annuity Period.

ANNUITY UNIT: An accounting unit of measure used to calculate Annuity Payments after the Income Date.

ASSUMED INVESTMENT RETURN: The investment return upon which the Variable Annuity Payments in the Certificate are based.

AUTHORIZED REQUEST: A request, in a form satisfactory to the Company, which is received by the Valuemark Service Center.

BENEFICIARY: The person(s) or entity(ies) who will receive any death benefit payable under this Certificate.

COMPANY:  Preferred Life Insurance Company of New York.

CERTIFICATE ANNIVERSARY:  An anniversary of the Issue Date of this Certificate.

CERTIFICATE OWNER: The person(s) or entity(ies) entitled to the ownership rights stated in this Certificate. If Joint Owners are named, all references to Certificate Owner shall mean the Joint Owners.

CERTIFICATE SURRENDER VALUE: The Certificate Value less any applicable Premium Tax, less any Contingent Deferred Sales Charge and less any applicable Certificate Maintenance Charge.

CERTIFICATE VALUE: The dollar value as of any Valuation Date of all amounts accumulated under this Certificate.

CERTIFICATE YEAR: Any period of twelve (12) months commencing with the Issue Date and each Certificate Anniversary thereafter.

ELIGIBLE INVESTMENT(S): Those investments available under this Certificate. Current Eligible Investments are shown on the Certificate Schedule.

FUND: A segment of an Eligible Investment which constitutes a separate and distinct class of interests under an Eligible Investment.

GENERAL ACCOUNT: Our general investment account which contains all the assets of the Company with the exception of the Variable Account and other segregated asset accounts.

INCOME DATE:  The date on which Annuity Payments are to begin.

ISSUE DATE: The date shown on the Certificate Schedule on which the first Certificate Year begins.

JOINT OWNER: If there is more than one Certificate Owner, each Certificate Owner shall be a Joint Owner of the Certificate. There can only be two Joint Owners. Joint Owners have equal ownership rights and must both authorize any exercising of those ownership rights unless otherwise allowed by us.

PREMIUM TAX: Any premium taxes owed to any governmental entity and assessed against Purchase Payments or Certificate Value.

PURCHASE PAYMENT:  A payment made toward this Certificate.

SUB-ACCOUNT: Variable Account assets are divided into Sub-Accounts. Assets of each Sub-Account will be invested in shares of an Eligible Investment or Fund. In this Certificate, "Fund" may also refer to the Sub-Accounts from which the Fund investment is made.

VALUATION DATE: The Variable Account will be valued each day that the New York Stock Exchange is open for trading.

VALUATION PERIOD: The period commencing at the close of business of the New York Stock Exchange on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

VALUEMARK SERVICE CENTER: The office indicated on the Certificate Schedule of this Certificate to which notices, requests and Purchase Payments must be sent. All sums payable to us under the Certificate are payable only at the Valuemark Service Center.


VARIABLE ACCOUNT: A separate account maintained by us in which a portion of our assets has been allocated for this Certificate and certain other certificates and contracts. It has been designated on the Certificate Schedule.

                                PURCHASE PAYMENTS

PURCHASE PAYMENTS: Purchase Payments are payable according to the frequency and in the amount selected by you. The initial Purchase Payment is due on the Issue Date. We reserve the right to decline any Purchase Payment. The Minimum Subsequent Purchase Payment and the Maximum Total Purchase Payments allowed are shown on the Certificate Schedule.

CHANGE IN PURCHASE PAYMENTS: You may elect to increase or decrease or to change the frequency of Purchase Payments.

NO DEFAULT: Unless surrendered, this Certificate remains in force and will not be in default if no additional Purchase Payments are made.

ALLOCATION OF PURCHASE PAYMENTS: Purchase Payments are allocated to one or more of the Funds of the Variable Account in accordance with your selection. The allocation of the initial Purchase Payment is made in accordance with your selection made at the Issue Date. Unless you inform us otherwise, subsequent Purchase Payments are allocated in the same manner as the initial Purchase
Payment. However, the Company has reserved the right to allocate the initial Purchase Payment to the Money Market Fund until the expiration of the Right to Examine period. All allocations of Purchase Payments are subject to the Allocation Guidelines shown on the Certificate Schedule. We guarantee that you will be allowed to select at least five Funds for allocation of Purchase Payments.

                                VARIABLE ACCOUNT

THE VARIABLE ACCOUNT: The Variable Account is designated on the Certificate Schedule. It consists of assets we have set aside and have kept separate from the rest of our assets and those of our other separate accounts. The assets of the Variable Account, equal to reserves and other liabilities of your
Certificate and those of other Certificate Owners and individual contract owners, will not be charged with liabilities arising out of any other business we may conduct.

The Variable Account assets are divided into Funds. The Funds which are available under this Certificate are listed on the Certificate Schedule. The assets of the Fund are allocated to the Eligible Investments (and/or the Funds, if any, within an Eligible Investment) shown on the Certificate Schedule. We may add additional Eligible Investments or Funds to those shown. You may be permitted to transfer your Certificate Value or allocate Purchase Payments to the additional Fund(s). However, the right to make such transfers or allocations will be limited by any terms and conditions we may impose.

Should the shares of any Eligible Investment(s), or any Fund(s) within an Eligible Investment, become unavailable for investment by the Variable Account, or our Board of Directors deems further investment in the shares inappropriate, we may limit further purchase of such shares or substitute shares of another Eligible Investment or Fund for shares already purchased.

VALUATION OF ASSETS: Assets of Eligible Investments within each Fund will be valued at their net asset value on each Valuation Date.

ACCUMULATION UNITS: Accumulation Units shall be used to account for all amounts allocated to or withdrawn from the Funds of the Variable Account as a result of Purchase Payments, surrenders, transfers, or fees and charges. We will determine the number of Accumulation Units of a Sub-Account purchased or canceled. This will be done by dividing the amount allocated to (or the amount withdrawn from) the Sub-Account by the dollar value of one Accumulation Unit of the Sub-Account as of the end of the Valuation Period during which the transaction is processed at the Valuemark Service Center.

ACCUMULATION UNIT VALUE: The Accumulation Unit Value for each Fund was arbitrarily set initially. Subsequent Accumulation Unit Values for each Fund are determined by multiplying the Accumulation Unit Value for the immediately preceding Valuation Period by the Net Investment Factor for the Fund for the current period.

The Accumulation Unit value may increase or decrease from Valuation Period to Valuation Period.

NET INVESTMENT FACTOR: The Net Investment Factor for each Fund is determined by dividing A by B and multiplying by (1 - C) where:

     A is (i) the net asset value per share of the Eligible Investment or the Fund of an Eligible Investment held by the Fund at the end of the current Valuation Period; plus

          (ii) any dividend or capital gains per share declared on behalf of such Eligible Investment or Fund that has an ex-dividend date within the current Valuation Period.

     B is the net asset value per share of the Eligible Investment or Fund held by the Fund for the immediately preceding Valuation Period.

     C is (i) the Valuation Period equivalent of the daily Mortality and Expense Risk Charge, for the Administrative Charge and for the
          Distribution Expense Charge, if any, which are shown on the Certificate Schedule; plus

          (ii) a charge factor, if any, for any taxes or any tax reserve we have established as a result of the operation or maintenance of the Fund.

MORTALITY AND EXPENSE RISK CHARGE: Each Valuation Period, we deduct a Mortality and Expense Risk Charge from the Variable Account which is equal, on an annual basis, to the amount shown on the Certificate Schedule. The Mortality and Expense Risk Charge compensates us for assuming the mortality and expense risks under this Certificate.

ADMINISTRATIVE CHARGE: Each Valuation Period, we deduct an Administrative Charge from the Variable Account which is equal, on an annual basis, to the amount shown on the Certificate Schedule. The Administrative Charge compensates us for the costs associated with the administration of this Certificate and the Variable Account.

DISTRIBUTION EXPENSE CHARGE: Each Valuation Period, we deduct a Distribution Expense Charge from the Separate Account which is equal, on an annual basis, to the amount shown on the Certificate Schedule. The Distribution Expense Charge compensates us Company for costs associated with the distribution of Certificates.

MORTALITY AND EXPENSE GUARANTEE: We guarantee that the dollar amount of each annuity payment after the first will not be affected by variations in mortality or expense experience.

                                CERTIFICATE VALUE

The Certificate Value for any Valuation Period is equal to the total dollar value accumulated under this Certificate. The Certificate Value in a Fund of the Variable Account is determined by multiplying the number of Accumulation Units allocated to the Certificate Value for the Fund by the Accumulation Unit Value. Purchase Payments, surrenders and transfers from or to a Fund will result in the addition of or the cancellation of Accumulation Units in a Fund.

                         CERTIFICATE MAINTENANCE CHARGE

We deduct an annual Certificate Maintenance Charge shown on the Certificate Schedule. During the Accumulation Period, this will be deducted from the Certificate Value by canceling Accumulation Units to reimburse us for expenses relating to maintenance of this Certificate. The number of Accumulation Units to be canceled will be from each applicable Fund and is the ratio that the value of each Fund bears to the total Certificate Value. During the Annuity Period, the Certificate Maintenance Charge will be collected pro rata from each Annuity
Payment. However, the result will not be less than the Annuity Payment guarantees defined in the Annuity Provisions section of this Certificate.

                                    TRANSFERS

You may transfer all or a part of your interest in a Fund to another Fund. We reserve the right to charge for transfers if there are more than the number of free transfers shown on the Certificate Schedule. Pre-scheduled transfer programs may be available. All transfers are subject to the following:

1. The deduction of any Transfer Fee that may be imposed as shown on the Certificate Schedule. The Transfer Fee will be deducted from the Fund from which the transfer is made. If the entire amount in the Fund is transferred, then the Transfer Fee will be deducted from the amount transferred. If there are multiple source Funds, it will be treated as a single transfer. Any Transfer Fee will be deducted proportionally from the source Funds if less than the entire amount in the Fund is transferred.

2. We reserve the right to limit transfers until the expiration of the Right to Examine period.

3. The minimum amount which can be transferred is shown on the Certificate Schedule.

4. No transfer will be effective within seven calendar days prior to the date on which the first Annuity Payment is due.

5.   Any transfer direction must clearly specify:

     a.   the amount which is to be transferred; and

     b.   the Funds which are to be affected.

6. After the Income Date, transfers may not be made from a fixed annuity option to a variable annuity option.

7. After the Income Date, you can make at least one transfer from a variable annuity option to a fixed annuity option. The number of Annuity Units canceled from the variable annuity option will be equal in value to the amount of the Annuity Reserve transferred out of the Variable Account. The amount transferred will purchase fixed annuity payments under the Annuity Option in effect and based on the age and sex of the Annuitant at the time of the transfer where allowed.

8. We reserve the right to establish policies that limit or discourage excessive trading that may be disruptive to the Fund.

9. We reserve the right at any time and without prior notice to any party to modify the transfer provisions described above. However, if we do modify these provisions we guarantee that they will not be any more restrictive than the above.

If you elect to use this transfer privilege, we will not be liable for transfers made in accordance with your instructions. All amounts and Accumulation Units will be determined as of the end of the Valuation Period during which the request for transfer is received at the Valuemark Service Center.

                              SURRENDER PROVISIONS

SURRENDERS: During the Accumulation Period, you may, upon Authorized Request, make a total or partial surrender of the Certificate Surrender Value. Surrenders will result in the cancellation of Accumulation Units from each Fund in the ratio that the value of each Fund bears to the total Certificate Value. You must specify, by Authorized Request, which Accumulation Units are to be canceled if other than the above mentioned method of cancellation is desired.

The Company will pay the amount of any surrender from the Variable Account within seven (7) days of receipt of a request in good order unless the Suspension or Deferral of Payments Provision is in effect.

Each partial surrender must be for an amount which is not less than the amount shown on the Certificate Schedule. The minimum Certificate Value which must remain in the Certificate after a partial surrender is shown on the Certificate Schedule.

CONTINGENT DEFERRED SALES CHARGE: Upon a surrender of Certificate Value a Contingent Deferred Sales Charge as set forth on the Certificate Schedule may be assessed. Under certain circumstances, we allow surrenders without the Contingent Deferred Sales Charge as set forth on the Certificate Schedule.


                            PROCEEDS PAYABLE ON DEATH

DEATH OF CERTIFICATE OWNER DURING THE ACCUMULATION PERIOD: Upon the death of the Certificate Owner, or any Joint Owner, during the Accumulation Period, the death benefit will be paid to the Beneficiary(ies) designated by the Certificate Owner. Upon the death of a Joint Owner, the surviving Joint Owner, if any, will be treated as the primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary.

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD: The death benefit will be the Adjusted Certificate Value determined as of the end of the Valuation Period during which the Company receives both due proof of death and an election for the payment method.

DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD: A Beneficiary may request that the death benefit be paid under one of the Death Benefit Options below. In addition, if the Beneficiary is the spouse of the Certificate Owner, he or she may elect to continue the Certificate in his or her own name and exercise all the Certificate Owner's rights under the Certificate. In this event, the Certificate Value for the Valuation Period during which this election is implemented will be adjusted to equal the death benefit.

     Option A - lump sum payment of the death benefit; or

     Option B - the payment of the entire death benefit within 5 years of the date of the death of the Certificate Owner or any Joint Owner; or

     Option C - payment of the death benefit under an Annuity Option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the Certificate Owner or any Joint Owner.

Any portion of the death benefit not applied under Option C within one year of the date of the Certificate Owners' death, must be distributed within five years of the date of death.

If a lump sum payment is requested, the amount will be paid within seven (7) days of receipt of proof of death and the election, unless the Suspension or Deferral of Payments Provision is in effect.

Payment to the Beneficiary, other than in a lump sum, may only be elected during the sixty-day period beginning with the date of receipt of proof of death.

DEATH OF CERTIFICATE OWNER DURING THE ANNUITY PERIOD: If you, or any Joint Owner, dies during the Annuity Period, and you are not an Annuitant, any remaining payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at such Certificate
Owner's death. Upon your death during the Annuity Period, the Beneficiary becomes the Certificate Owner.

DEATH OF ANNUITANT: Upon the death of an Annuitant who is not the Certificate Owner, during the Accumulation Period, you may designate a new Annuitant, subject to our underwriting rules then in effect. If no designation is made within 30 days of the death of the Annuitant, you will become the Annuitant. If the Certificate Owner is a non-individual, the death of the Annuitant will be treated as the death of the Certificate Owner and a new Annuitant may not be designated.

Upon the death of the Annuitant during the Annuity Period, the death benefit, if any, will be as specified in the Annuity Option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

PAYMENT OF DEATH BENEFIT: The Company will require due proof of death before any death benefit is paid. Due proof of death will be:

     1.   a certified death certificate; or

     2. a certified decree of a court of competent jurisdiction as to the finding of death; or

     3.   any other proof satisfactory to the Company.

All death benefits will be paid in accordance with applicable law or regulations governing death benefit payments.

BENEFICIARY: The Beneficiary designation in effect on the Issue Date will remain in effect until changed. The Beneficiary is entitled to receive the benefits to be paid at your death.

Unless you provide otherwise, the death benefit will be paid in equal shares to the survivor(s) as follows:

     1. to the primary Beneficiary(ies) who survive you and/or the Annuitant's death, as applicable; or if there are none

     2.   to  the  contingent   Beneficiary(ies)  who  survive  you  and/or  the
          Annuitant's death, as applicable; or if there are none

     3.   to your estate.

CHANGE OF BENEFICIARY: Subject to the rights of any irrevocable Beneficiary(ies), you may change the primary Beneficiary(ies) or contingent Beneficiary(ies). A change may be made by Authorized Request. The change will take effect as of the date the Authorized Request is signed. The Company will not be liable for any payment made or action taken before it records the change.

                  SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION

The Company reserves the right to suspend or postpone payments from the Variable Account for a surrender or transfer for any period when:

     1. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

     2.   trading on the New York Stock Exchange is restricted;

     3. an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or

     4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of Certificate Owners;

provided that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.

               CERTIFICATE OWNER, ANNUITANT, ASSIGNMENT PROVISIONS

CERTIFICATE OWNER: As the Certificate Owner you have all the interest and rights under this Certificate. The Certificate Owner is the person designated as such on the Issue Date, unless changed.

You may change Owners of the Certificate at any time by Authorized Request. A change of Certificate Owner will automatically revoke any prior designation of Certificate Owner. The change will become effective as of the date the Authorized Request is signed. We will not be liable for any payment made or action taken before the change is recorded.

JOINT OWNER: A Certificate may be owned by Joint Owners. Upon the death of either Joint Owner, the surviving Joint Owner, if any, will be the primary Beneficiary. Any other Beneficiary designation will be treated as a contingent Beneficiary unless otherwise indicated in an Authorized Request.

ANNUITANT: The Annuitant is the person on whose life Annuity Payments are based. The Annuitant is the person designated by you subject to our underwriting rules then in effect. The Annuitant may not be changed in a Certificate which is owned by a non-individual.

ASSIGNMENT OF A CERTIFICATE: An Authorized Request specifying the terms of an assignment of a Certificate must be provided to the Valuemark Service Center. We will not be liable for any payment made or action taken before we record the assignment.

We will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the death benefit has become payable will be valid only with our consent.

If a Certificate is assigned, the Certificate Owner's rights may only be exercised with the consent of the assignee of record.

                               ANNUITY PROVISIONS

GENERAL: On the Income Date, the Adjusted Certificate Value will be applied under the Annuity Option you have selected. You may elect to have the Adjusted Certificate Value applied to provide a Fixed Annuity, a Variable Annuity or a combination Fixed and Variable Annuity. If a combination is elected, you must specify what part of the Adjusted Certificate Value is to be applied to the Fixed and Variable Annuity Options.

INCOME DATE: You select an Income Date at the time of issue. The Income Date must always be the first day of a calendar month. The earliest Income Date you can select is two years after the Issue Date. The latest Income Date you can select is the later of the first day of the first calendar month following the Annuitant's 90th birthday. You may, at any time prior to the Income Date, change the Income Date by Authorized Request 30 days in advance.

SELECTION OF AN ANNUITY OPTION: You can select an Annuity Option by Authorized Request. If no Annuity Option is selected, Option 2, with 60 Monthly Payments Guaranteed, will automatically be applied. You may, at any time prior to the Income Date, by Authorized Request 30 days in advance, select and/or change the Annuity Option.

ANNUITY OPTIONS: This Certificate provides for Annuity Payments under one of the Annuity Options described below. Any other Annuity Option acceptable to us may be selected.

OPTION 1 - LIFE ANNUITY. We will make monthly Annuity Payments during the life of the Annuitant and ceasing with the last Annuity Payment due prior to the Annuitant's death.

OPTION 2 - LIFE ANNUITY WITH 60, 120, 180, OR 240 MONTHLY ANNUITY PAYMENTS GUARANTEED. We will make monthly Annuity Payments during the life of the Annuitant with a guarantee that if at the Annuitant's death there have been less than 60, 120, 180, or 240 monthly Annuity Payments made as selected, monthly Annuity Payments will continue for the remainder of the guaranteed period. You may elect to have the present value of the guaranteed monthly Annuity Payments remaining, as of the date notice of the Annuitant's death is received at the Valuemark Service Center, commuted at the Assumed Investment Return selected for a Variable Annuity or for a Fixed Annuity the Statutory Calendar Year Interest Rate based on the New York's Standard Valuation Law for Single Premium Immediate Annuities corresponding to the Income Date. We will require the return of this Certificate and proof of death prior to the payment of any commuted values.

OPTION 3 - JOINT AND LAST SURVIVOR ANNUITY. We will make monthly Annuity Payments during the joint lifetime of the Annuitant and the Joint Annuitant. Upon the death of the Annuitant, if the Joint Annuitant is then living, Annuity Payments will continue to be paid during the remaining lifetime of the Joint Annuitant at a level of 100%, 75% or 50% of the previous level, as selected. Monthly Annuity Payments cease with the final Annuity Payment due prior to the last survivor's death.

OPTION 4 - JOINT AND LAST SURVIVOR ANNUITY WITH 60, 120, 180, OR 240 MONTHLY ANNUITY PAYMENTS GUARANTEED. We will make monthly Annuity Payments during the joint lifetime of the Annuitant and the Joint Annuitant. Monthly Annuity Payments will continue to be paid during the remaining lifetime of the Joint Annuitant at 100% of the previous level, as selected. If at the last death of the Annuitant and the Joint Annuitant, there have been less than 60, 120, 180, or 240 monthly Annuity Payments made as selected, monthly Annuity Payments will continue to be made for the remainder of the guaranteed period. You may elect to have the present value of the guaranteed monthly Annuity Payments remaining, as of the date notice of the Annuitant's death is received by us, commuted at the Assumed Investment Return selected for a Variable Annuity or for a Fixed Annuity the Statutory Calendar Year Interest Rate based on the New York's Standard Valuation Law for Single Premium Immediate Annuities corresponding to the Income Date. We will require the return of this Certificate and proof of death prior to the payment of any commuted values.

OPTION 5 - REFUND LIFE ANNUITY. We will make monthly Annuity Payments during the lifetime of the Annuitant ceasing with the last Annuity Payment due prior to the Annuitant's death with a guarantee that after the Annuitant's death, you will receive a refund. For a Fixed Annuity the amount of the refund will be any excess of the amount of the Adjusted Certificate Value applied under this Option over the total of all Annuity Payments made under this Option. For a Variable Annuity the amount of the refund will depend on the current fund allocation and will be the sum of Refund Amounts attributable to each fund. The Refund Amount for a given Fund is calculated using the following formula:

(1) x {[(2) x (3) x (4)/(5)] - [(4) x (6)]}

where:

     (1) = Annuity Unit value of that given Fund when claim proofs are received.

     (2)  = Total Adjusted Certificate Value at the time of annuitization.

     (3) = Allocation percentage in that given Fund (in decimal form) when claim proofs are received.

     (4) = Current number of Annuity Units used in determining each Annuity Payment attributable to that given Fund.

     (5)  = Dollar value of first Annuity Payment.

     (6)  = Number of Annuity Payments made since annuitization.

This calculation will be based upon the allocation of Annuity Units actually in-force at the time claim proofs are received at the Valuemark Service Center. There will be no refund paid if the total refund determined using the above calculations is less than or equal to zero.

ANNUITY: If you select a Fixed Annuity, the Adjusted Certificate Value is allocated to the General Account and the Annuity is paid as a Fixed Annuity. If you select a Variable Annuity, the Adjusted Certificate Value will be allocated to the Funds of the Variable Account in accordance with your selection, and the Annuity will be paid as a Variable Annuity. Unless you designate another payee, you will be the payee of the Annuity Payments. The Adjusted Certificate Value will be applied to the applicable Annuity Table contained in this Certificate based upon the Annuity Option you have selected. We may offer more favorable rates than those guaranteed here at the time your first annuity payment is calculated. Where permitted, Annuity Payments will depend on the Age and sex of the Annuitant. The Annuity Payments will be at least as favorable as those that would be provided by the application of an amount to purchase any single premium immediate annuity contract offered by us at the time for the same class of Annuitants.

FIXED ANNUITY: You may elect to have the Adjusted Certificate Value applied to provide a Fixed Annuity. The dollar amount of each Fixed Annuity Payment is guaranteed to be at least an amount equal to the Adjusted Certificate Value, divided first by $1000 and then multiplied by the appropriate Annuity Payment amount for each $1000 of value for the Annuity Option selected. The guaranteed rates contained in the Annuity Tables in this Certificate are based on an interest rate of 2 1/2% per year and the 1983(a) Individual Annuity Mortality Table with mortality improvement projected 30 years using Mortality Projection Scale G.

                Guaranteed Monthly Payment Per $1,000 of Proceeds
                                  Fixed Payouts

                        Opt 2   Opt 2   Opt 2   Opt 2   Opt 2   Opt 2   Opt 2   Opt 2
                          5 Yr    5 Yr   10 Yr   10 Yr   15 Yr   15 Yr   20 Yr   20 Yr
        Opt 1   Opt 1   Minim   Minim   Minim   Minim   Minim   Minim   Minim   Minim   Opt 5   Opt 5
Age*      M       F       M       F       M       F       M       F       M       F       M       F
______  ______  ______  ______  ______  ______  ______  ______  ______  ______  ______  ______  ______
30        2.84    2.71    2.84    2.71    2.84    2.71    2.84    2.71    2.83    2.71    2.82    2.71
31        2.87    2.74    2.87    2.73    2.87    2.73    2.84    2.73    2.86    2.73    2.84    2.73
32        2.90    2.76    2.90    2.76    2.89    2.76    2.86    2.75    2.88    2.75    2.87    2.75
33        2.92    2.78    2.92    2.78    2.92    2.78    2.89    2.78    2.91    2.77    2.89    2.77
34        2.95    2.80    2.95    2.80    2.95    2.80    2.92    2.80    2.94    2.80    2.92    2.79
35        2.98    2.83    2.98    2.83    2.98    2.83    2.95    2.82    2.97    2.82    2.95    2.81
36        3.02    2.85    3.02    2.85    3.01    2.85    2.98    2.85    3.00    2.85    2.98    2.84
37        3.05    2.88    3.05    2.88    3.05    2.88    3.01    2.88    3.03    2.87    3.01    2.86
38        3.09    2.91    3.09    2.91    3.08    2.91    3.04    2.91    3.06    2.90    3.04    2.89
39        3.12    2.94    3.12    2.94    3.12    2.94    3.08    2.93    3.10    2.93    3.07    2.92
40        3.16    2.97    3.16    2.97    3.16    2.97    3.11    2.96    3.13    2.96    3.10    2.95
41        3.20    3.00    3.20    3.00    3.20    3.00    3.15    3.00    3.17    2.99    3.14    2.97
42        3.25    3.04    3.24    3.04    3.24    3.03    3.19    3.03    3.21    3.02    3.17    3.01
43        3.29    3.07    3.29    3.07    3.28    3.07    3.23    3.06    3.25    3.06    3.21    3.04
44        3.34    3.11    3.33    3.11    3.33    3.10    3.27    3.10    3.29    3.09    3.25    3.07
45        3.39    3.15    3.38    3.15    3.37    3.14    3.31    3.14    3.33    3.13    3.29    3.10
46        3.44    3.19    3.43    3.19    3.42    3.18    3.36    3.18    3.38    3.16    3.33    3.14
47        3.49    3.23    3.49    3.23    3.48    3.22    3.41    3.22    3.42    3.20    3.38    3.18
48        3.55    3.27    3.54    3.27    3.53    3.27    3.45    3.26    3.47    3.24    3.42    3.22
49        3.60    3.32    3.60    3.32    3.58    3.31    3.51    3.30    3.52    3.29    3.47    3.26
50        3.66    3.37    3.66    3.37    3.64    3.36    3.56    3.35    3.57    3.33    3.52    3.30
51        3.73    3.42    3.72    3.42    3.71    3.41    3.62    3.40    3.62    3.38    3.57    3.34
52        3.80    3.47    3.79    3.47    3.77    3.46    3.67    3.45    3.68    3.42    3.62    3.39
53        3.87    3.53    3.86    3.53    3.84    3.52    3.73    3.50    3.74    3.48    3.68    3.44
54        3.94    3.59    3.93    3.59    3.91    3.58    3.80    3.56    3.79    3.53    3.74    3.49
55        4.02    3.65    4.01    3.65    3.98    3.64    3.86    3.62    3.85    3.58    3.80    3.54
56        4.10    3.72    4.09    3.71    4.06    3.70    3.93    3.68    3.91    3.64    3.86    3.60
57        4.19    3.79    4.18    3.78    4.14    3.77    4.00    3.74    3.98    3.70    3.93    3.65
58        4.28    3.86    4.27    3.86    4.23    3.84    4.16    3.81    4.04    3.76    4.00    3.71
59        4.38    3.94    4.37    3.93    4.32    3.91    4.24    3.88    4.11    3.82    4.07    3.78
60        4.49    4.02    4.47    4.02    4.42    3.99    4.32    3.95    4.17    3.88    4.14    3.84
61        4.60    4.11    4.58    4.10    4.52    4.08    4.41    4.03    4.24    3.95    4.23    3.91
62        4.72    4.20    4.69    4.19    4.63    4.16    4.50    4.11    4.31    4.02    4.31    3.99
63        4.84    4.30    4.82    4.29    4.74    4.26    4.59    4.19    4.38    4.09    4.39    4.06
64        4.98    4.41    4.95    4.39    4.86    4.36    4.69    4.28    4.44    4.16    4.49    4.14
65        5.12    4.52    5.09    4.50    4.98    4.46    4.79    4.37    4.51    4.23    4.58    4.23
66        5.28    4.64    5.24    4.62    5.11    4.57    4.89    4.47    4.58    4.31    4.68    4.31
67        5.44    4.76    5.39    4.75    5.24    4.69    4.99    4.57    4.64    4.38    4.78    4.41
68        5.61    4.90    5.56    4.88    5.38    4.81    5.09    4.67    4.70    4.45    4.89    4.50
69        5.80    5.04    5.73    5.02    5.53    4.94    5.19    4.78    4.76    4.53    5.01    4.60
70        6.00    5.20    5.92    5.17    5.68    5.07    5.30    4.88    4.82    4.60    5.13    4.72
71        6.21    5.37    6.12    5.34    5.84    5.22    5.40    4.99    4.88    4.67    5.25    4.83
72        6.43    5.55    6.32    5.51    6.00    5.37    5.50    5.11    4.93    4.74    5.38    4.95
73        6.66    5.75    6.54    5.70    6.16    5.53    5.60    5.22    4.97    4.80    5.51    5.07
74        6.91    5.96    6.77    5.90    6.33    5.69    5.70    5.34    5.02    4.86    5.66    5.20
75        7.18    6.18    7.01    6.11    6.50    5.87    5.79    5.45    5.06    4.92    5.82    5.35
76        7.49    6.43    7.28    6.34    6.69    6.05    5.89    5.56    5.09    4.97    5.97    5.49
77        7.80    6.69    7.55    6.58    6.86    6.23    5.97    5.67    5.12    5.01    6.14    5.65
78        8.13    6.97    7.83    6.84    7.04    6.42    6.05    5.78    5.15    5.06    6.31    5.81
79        8.49    7.27    8.13    7.11    7.22    6.61    6.13    5.88    5.17    5.09    6.50    5.97
80        8.87    7.60    8.44    7.40    7.39    6.81    6.20    5.97    5.20    5.13    6.69    6.15
81        9.27    7.95    8.77    7.71    7.57    7.01    6.26    6.06    5.21    5.15    6.89    6.34
82        9.70    8.33    9.10    8.03    7.73    7.21    6.32    6.14    5.23    5.18    7.10    6.53
83       10.16    8.74    9.45    8.38    7.90    7.40    6.37    6.21    5.24    5.20    7.32    6.74
84       10.65    9.18    9.81    8.74    8.05    7.59    6.42    6.28    5.25    5.22    7.55    6.95
85       11.18    9.66   10.19    9.12    8.20    7.77    6.46    6.34    5.26    5.23    7.80    7.17

*Age equals age of annuitant nearest birthday when first payment is made

                Guaranteed Monthly Payment per $1,000 of Proceeds
                                  Fixed Payout

                                    Option 3

Female Age        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             2.61      2.70      2.77      2.81      2.83      2.84
40             2.66      2.82      2.96      3.06      3.12      3.15
50             2.69      2.89      3.14      3.36      3.52      3.61
60             2.70      2.94      3.26      3.65      4.03      4.30
70             2.71      2.96      3.32      3.86      4.56      5.27
80             2.71      2.97      3.35      3.96      4.94      6.32


                                    Option 4
                                 5 Years Minimum

Female Age        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             2.61      2.70      2.77      2.81      2.83      2.84
40             2.66      2.82      2.96      3.06      3.12      3.15
50             2.69      2.89      3.14      3.36      3.52      3.61
60             2.70      2.94      3.26      3.65      4.03      4.30
70             2.71      2.96      3.32      3.86      4.56      5.26
80             2.71      2.97      3.35      3.96      4.93      6.30

                                    Option 4
                                10 Years Minimum

Female Age        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             2.61      2.70      2.77      2.81      2.83      2.84
40             2.66      2.82      2.96      3.06      3.12      3.14
50             2.69      2.89      3.14      3.36      3.52      3.60
60             2.70      2.94      3.26      3.65      4.03      4.29
70             2.71      2.96      3.32      3.86      4.55      5.22
80             2.71      2.96      3.35      3.95      4.90      6.13

                                    Option 4
                                15 Years Minimum
Female Age        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             2.61      2.70      2.77      2.81      2.83      2.84
40             2.66      2.82      2.96      3.06      3.12      3.14
50             2.69      2.89      3.13      3.36      3.52      3.59
60             2.70      2.94      3.26      3.65      4.01      4.24
70             2.71      2.96      3.32      3.84      4.50      5.05
80             2.71      2.96      3.34      3.93      4.79      5.70

                                    Option 4
                                20 Years Minimum
Female Age        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             2.61      2.70      2.77      2.81      2.83      2.83
40             2.66      2.82      2.96      3.06      3.11      3.13
50             2.69      2.89      3.13      3.35      3.50      3.56
60             2.70      2.94      3.25      3.63      3.97      4.14
70             2.71      2.95      3.31      3.81      4.38      4.74
80             2.71      2.96      3.33      3.87      4.57      5.06


VARIABLE ANNUITY: You may elect to have the Adjusted Certificate Value applied to provide a Variable Annuity. Variable Annuity Payments reflect the investment performance of the Variable Account in accordance with the allocation of the Adjusted Certificate Value to the Funds during the Annuity Period. The initial Variable Annuity Payment is guaranteed to be at least the amount determined in accordance with the Annuity Tables contained in this Certificate which are based on the 1983(a) Individual Mortality Table with mortality improvement projected 30 years using Mortality Projection Scale G. Variable Annuity Payments are not guaranteed as to dollar amount.

On the Income Date a fixed number of Annuity Units will be purchased as follows:

The first Annuity Payment is equal to the Adjusted Certificate Value, divided first by $1000 and then multiplied by the appropriate Annuity Payment amount for each $1000 of value for the Annuity Option selected, less any Certificate Maintenance Charge due. In each Fund the fixed number of Annuity Units is determined by dividing the amount of the initial Annuity Payment determined for each Fund by the Annuity Unit value on the Income Date. Thereafter, the number of Annuity Units in each Fund remains unchanged unless you elect to transfer between Funds. All calculations will appropriately reflect the Annuity Payment frequency selected.

On each subsequent Annuity Payment date, the total Annuity Payment is the sum of the Annuity Payments for each Fund less any Certificate Maintenance Charge due. The Annuity Payment in each Fund is determined by multiplying the number of Annuity Units then allocated to such Fund by the Annuity Unit value for that Fund.

On each subsequent Valuation Date, the value of an Annuity Unit is determined in the following way:

First: The Net Investment Factor is determined as described under "Variable Account - Net Investment Factor" above.

Second: The value of an Annuity Unit for a Valuation Period is equal to:

     a. the value of the Annuity Unit for the immediately preceding Valuation Period;

     b.   multiplied  by the Net  Investment  Factor for the  current  Valuation
          Period;

     c. divided by the Assumed Net Investment Factor (see below) for the Valuation Period.

The Assumed Net Investment Factor is equal to one plus the Assumed Investment Return which is used in determining the basis for the purchase of an Annuity, adjusted to reflect the particular Valuation Period. The Assumed Investment Return that we will use is 5%. However, we may agree with you to use a different value.

            Guaranteed Initial Monthly Payment Per $1,000 of Proceeds
                        Variable Payouts Based on 5% AIR
                        Opt 2   Opt 2   Opt 2   Opt 2   Opt 2   Opt 2   Opt 2   Opt 2
                          5 Yr    5 Yr   10 Yr   10 Yr   15 Yr   15 Yr   20 Yr   20 Yr
        Opt 1   Opt 1   Minim   Minim   Minim   Minim   Minim   Minim   Minim   Minim   Opt 5   Opt 5
Age*      M       F       M       F       M       F       M       F       M       F       M       F
______  ______  ______  ______  ______  ______  ______  ______  ______  ______  ______  ______  ______
30        4.46    4.36    4.46    4.36    4.46    4.35    4.45    4.35    4.44    4.35    4.46    4.36
31        4.48    4.37    4.48    4.37    4.48    4.37    4.47    4.37    4.46    4.36    4.48    4.38
32        4.50    4.39    4.50    4.39    4.50    4.38    4.49    4.38    4.48    4.38    4.50    4.39
33        4.52    4.40    4.52    4.40    4.52    4.40    4.51    4.40    4.50    4.39    4.52    4.41
34        4.55    4.42    4.55    4.42    4.54    4.42    4.53    4.41    4.52    4.41    4.54    4.43
35        4.57    4.44    4.57    4.44    4.57    4.44    4.56    4.43    4.55    4.43    4.57    4.44
36        4.60    4.46    4.60    4.46    4.59    4.45    4.58    4.45    4.57    4.45    4.59    4.46
37        4.63    4.48    4.63    4.48    4.62    4.48    4.61    4.47    4.60    4.46    4.62    4.48
38        4.66    4.50    4.66    4.50    4.65    4.50    4.64    4.49    4.62    4.49    4.64    4.50
39        4.69    4.52    4.69    4.52    4.68    4.52    4.67    4.51    4.65    4.51    4.67    4.52
40        4.72    4.55    4.72    4.55    4.71    4.54    4.70    4.54    4.68    4.53    4.70    4.55
41        4.76    4.57    4.75    4.57    4.75    4.57    4.73    4.56    4.71    4.55    4.73    4.57
42        4.79    4.60    4.79    4.60    4.78    4.60    4.76    4.59    4.74    4.58    4.76    4.60
43        4.83    4.63    4.83    4.63    4.82    4.62    4.80    4.62    4.77    4.60    4.80    4.62
44        4.88    4.66    4.87    4.66    4.86    4.65    4.84    4.64    4.80    4.63    4.83    4.65
45        4.92    4.69    4.91    4.69    4.90    4.69    4.87    4.68    4.84    4.66    4.87    4.68
46        4.97    4.73    4.96    4.73    4.94    4.72    4.91    4.71    4.88    4.69    4.91    4.71
47        5.01    4.76    5.01    4.76    4.99    4.75    4.96    4.74    4.92    4.72    4.95    4.75
48        5.06    4.80    5.06    4.80    5.04    4.79    5.00    4.78    4.96    4.76    4.99    4.78
49        5.12    4.84    5.11    4.84    5.09    4.83    5.05    4.81    5.00    4.79    5.04    4.82
50        5.17    4.88    5.16    4.88    5.14    4.87    5.10    4.85    5.04    4.83    5.08    4.85
51        5.23    4.93    5.22    4.93    5.19    4.91    5.15    4.89    5.09    4.87    5.13    4.89
52        5.30    4.98    5.28    4.97    5.25    4.96    5.20    4.94    5.13    4.91    5.19    4.94
53        5.36    5.03    5.35    5.02    5.31    5.01    5.26    4.98    5.18    4.95    5.24    4.98
54        5.43    5.08    5.42    5.08    5.38    5.06    5.32    5.03    5.23    4.99    5.30    5.03
55        5.51    5.14    5.49    5.13    5.45    5.11    5.38    5.08    5.28    5.04    5.37    5.08
56        5.58    5.20    5.57    5.19    5.52    5.17    5.44    5.14    5.33    5.09    5.43    5.13
57        5.67    5.26    5.65    5.26    5.60    5.23    5.51    5.19    5.39    5.14    5.50    5.19
58        5.76    5.33    5.74    5.32    5.68    5.30    5.58    5.25    5.44    5.19    5.57    5.25
59        5.85    5.41    5.83    5.40    5.76    5.37    5.65    5.32    5.50    5.24    5.65    5.31
60        5.95    5.48    5.93    5.47    5.85    5.44    5.73    5.38    5.56    5.30    5.73    5.38
61        6.06    5.57    6.03    5.55    5.95    5.52    5.81    5.45    5.62    5.36    5.81    5.45
62        6.18    5.65    6.15    5.64    6.05    5.60    5.89    5.52    5.67    5.42    5.90    5.52
63        6.30    5.75    6.27    5.73    6.16    5.68    5.97    5.60    5.73    5.48    6.00    5.60
64        6.44    5.85    6.40    5.83    6.27    5.78    6.06    5.68    5.79    5.54    6.10    5.69
65        6.58    5.96    6.53    5.94    6.38    5.87    6.15    5.76    5.85    5.60    6.20    5.77
66        6.74    6.07    6.68    6.05    6.51    5.98    6.24    5.85    5.91    5.67    6.31    5.87
67        6.90    6.20    6.83    6.17    6.63    6.09    6.33    5.94    5.96    5.73    6.43    5.97
68        7.08    6.33    7.00    6.30    6.77    6.20    6.42    6.03    6.02    5.80    6.55    6.07
69        7.27    6.47    7.17    6.44    6.91    6.32    6.52    6.13    6.07    5.86    6.67    6.18
70        7.46    6.63    7.35    6.59    7.05    6.45    6.61    6.23    6.12    5.92    6.81    6.30
71        7.68    6.80    7.55    6.75    7.20    6.59    6.70    6.33    6.17    5.98    6.95    6.43
72        7.90    6.98    7.75    6.92    7.35    6.74    6.79    6.43    6.21    6.04    7.10    6.56
73        8.14    7.18    7.97    7.11    7.50    6.89    6.88    6.54    6.25    6.10    7.26    6.70
74        8.39    7.39    8.19    7.30    7.66    7.05    6.97    6.64    6.29    6.15    7.42    6.85
75        8.66    7.62    8.43    7.52    7.82    7.21    7.06    6.74    6.32    6.20    7.60    7.01
76        8.99    7.87    8.70    7.74    8.00    7.38    7.14    6.85    6.35    6.24    7.78    7.18
77        9.30    8.13    8.97    7.98    8.16    7.56    7.22    6.94    6.38    6.28    7.97    7.35
78        9.64    8.42    9.25    8.24    8.33    7.74    7.29    7.04    6.40    6.32    8.18    7.54
79        9.99    8.72    9.54    8.51    8.49    7.92    7.36    7.13    6.42    6.35    8.39    7.74
80       10.38    9.06    9.84    8.80    8.65    8.11    7.42    7.21    6.44    6.38    8.61    7.95
81       10.79    9.41   10.16    9.10    8.82    8.29    7.48    7.29    6.46    6.41    8.85    8.17
82       11.23    9.80   10.49    9.43    8.97    8.48    7.53    7.36    6.47    6.43    9.09    8.40
83       11.69   10.22   10.83    9.77    9.12    8.66    7.58    7.43    6.48    6.45    9.36    8.65
84       12.19   10.68   11.19   10.13    9.27    8.83    7.62    7.49    6.49    6.46    9.63    8.91
85       12.73   11.17   11.55   10.50    9.41    9.00    7.66    7.54    6.50    6.47    9.92    9.17

*Age equals age of annuitant nearest birthday when first payment is made

            Guaranteed Initial Monthly Payment per $1,000 of Proceeds
                         Variable Payout Based on 5% AIR


                                    Option 3

Female Age        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             4.26      4.33      4.38      4.41      4.44      4.45
40             4.30      4.40      4.51      4.60      4.66      4.70
50             4.32      4.47      4.65      4.84      4.99      5.09
60             4.34      4.51      4.76      5.09      5.44      5.72
70             4.35      4.53      4.82      5.29      5.93      6.63
80             4.35      4.54      4.86      5.40      6.31      7.65

                                    Option 4
                                 5 Years Minimum
Female Age        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             4.26      4.33      4.38      4.41      4.44      4.45
40             4.30      4.40      4.51      4.60      4.66      4.70
50             4.32      4.47      4.65      4.84      4.99      5.09
60             4.34      4.51      4.76      5.09      5.44      5.72
70             4.35      4.53      4.82      5.29      5.93      6.62
80             4.35      4.54      4.86      5.40      6.31      7.63

                                    Option 4
                                10 Years Minimum

Female Age        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             4.26      4.33      4.38      4.41      4.44      4.45
40             4.30      4.40      4.51      4.60      4.66      4.69
50             4.32      4.47      4.65      4.84      4.99      5.09
60             4.34      4.50      4.76      5.09      5.43      5.70
70             4.35      4.53      4.82      5.28      5.91      6.56
80             4.35      4.54      4.86      5.39      6.26      7.43

                                    Option 4
                                15 Years Minimum

Female Age        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             4.26      4.33      4.38      4.41      4.44      4.45
40             4.30      4.40      4.51      4.60      4.66      4.69
50             4.32      4.47      4.65      4.83      4.98      5.07
60             4.34      4.50      4.75      5.08      5.42      5.64
70             4.35      4.53      4.82      5.27      5.86      6.37
80             4.35      4.54      4.84      5.36      6.13      6.96

                                    Option 4
                                20 Years Minimum
Female Age        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             4.26      4.33      4.38      4.41      4.43      4.44
40             4.30      4.40      4.51      4.60      4.65      4.67
50             4.32      4.46      4.64      4.83      4.97      5.03
60             4.34      4.50      4.75      5.06      5.36      5.52
70             4.34      4.52      4.80      5.23      5.72      6.04
80             4.35      4.53      4.82      5.29      5.89      6.32


                               GENERAL PROVISIONS

THE CONTRACT: The entire contract consists of this Certificate, the Group Annuity Contract, and any attached application, endorsements or riders. This Certificate may be changed or altered only by our President or Secretary. Any change, modification or waiver must be made in writing. Nothing in the Group Annuity Contract or any attached endorsements thereto invalidates or impairs any right granted to the Certificate Owner by New York law or this Certificate.

NON-PARTICIPATING   IN  SURPLUS:   This   Certificate  does  not  share  in  any
distribution of our profits or surplus.

INCONTESTABILITY:  We will not contest this Certificate from its Issue Date.

MISSTATEMENT OF AGE OR SEX: We may require proof of Age of the Annuitant before making any life contingent Annuity Payment provided for by this Certificate. If the Age or sex of the Annuitant has been misstated the amount payable will be the amount that the Certificate Value would have provided at the true Age or sex.

Once Annuity Payments have begun, any underpayments will be made up in one sum with the next Annuity Payment, and overpayments will be deducted from the future Annuity Payments until the total is repaid. The annual interest rate to be used in the calculation of the adjustments for underpayments and overpayments is 5%.

CERTIFICATE SETTLEMENT: This Certificate must be returned to us upon any settlement. Prior to any settlement as a death claim, due proof of death must be submitted to us. Any paid-up annuity, cash surrender or death benefits that may be available are not less than the minimum benefits required by any statute of the state in which this Certificate is delivered.

REPORTS: We will furnish you with a report showing the Certificate Value at least once each calendar year. This report will be sent to your last known address.

TAXES: Any taxes paid to any governmental entity will be charged against the Certificate Value. We will, in our sole discretion, determine when taxes have resulted from: the investment experience of the Variable Account; receipt by us of the Purchase Payment(s); or commencement of Annuity Payments. We may, at our discretion, pay taxes when due and deduct that amount from the Certificate Value at a later date. Payment at an earlier date does not waive any right we may have to deduct amounts at a later date. We reserve the right to establish a provision for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any income taxes incurred by it as a result of the operation of the Variable Account whether or not there was a provision for taxes and whether or not it was sufficient. The Company will deduct any withholding taxes required by applicable law.

EVIDENCE OF SURVIVAL: Where any benefits under this Certificate are contingent upon the recipient being alive on a given date, we may require proof satisfactory to us that the condition has been met.

PROTECTION OF PROCEEDS: No Beneficiary may commute, encumber, alienate or assign any payments under this Certificate before they are due. To the extent permitted by law, no payments will be subject to the debts, contracts or engagements of any Beneficiary or to any judicial process to levy upon or attach the same for payment thereof.

MODIFICATION OF CERTIFICATE: This Certificate may not be modified by us without your consent except as may be required by applicable law.